Exhibit 99.1

Mimecast Acquires Ataata

Acquisition Expands Mimecast to Offer Cybersecurity Awareness Capabilities with Leading Training Content,

Risk Scoring and Real-World Simulation Attack Scenarios

Lexington, MA – July 10, 2018 – Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced it has acquired Ataata, Inc. Ataata is a cyber security training and awareness platform designed to reduce human error in the workplace and help enable organizations to become more secure by changing the security culture of their employees. The acquisition will allow customers to measure cyber risk training effectiveness by converting behavior observations into actionable risk metrics for security professionals. The addition of security awareness training and risk scoring and analysis strengthens Mimecast’s cyber resilience for email capabilities.

According to research Mimecast conducted with Vanson Bourne, 90 percent of organizations have seen phishing attacks increase over the last year, yet only 11 percent responded that they continuously train employees on how to spot cyberattacks. This spans organizations of all segments and sizes including major airlines, government, healthcare—or any other industry. Training is considered hard to implement as these organizations often lack resources and the right content to help raise the awareness of what to spot. The acquisition of Ataata will offer customers a single, cloud platform that is engineered to mitigate risk and reduce employee security mistakes by calculating employee security risk based on sentiment and behavior while connecting them with relevant training that is content based on their score and recommended areas for improvement. The solution is designed to allow security teams to dial up security settings at the employee level by leveraging real-world data to train employees to spot threats that are targeting them today.

“Cybersecurity awareness training has traditionally been viewed as a check the box action for compliance purposes, boring videos with PhDs rambling about security or even less than effective gamification which just doesn’t work. As cyberattacks continue to find new ways to bypass traditional threat detection methods, it’s essential to educate your employees in a way that changes behavior,” said Peter Bauer, chief executive officer and founder of Mimecast. “According to a report from Gartner1, the security awareness computer-based training market will grow to more than $1.1 billion by year-end 2020. The powerful combination of Mimecast’s cyber resilience for email capabilities paired with Ataata’s employee training and risk scoring will help customers enhance their cyber resilience efforts.”

“Human error is involved in the majority of all security breaches, and these casual mistakes can cost organizations money, their reputation – and employees, potentially their job,” said Michael Madon, chief executive officer and co-founder of Ataata. “Organizations need to understand that employees are their

[1]	Gartner, Inc. - Forecast Snapshot: Security Awareness Computer-Based Training, Worldwide, 2017

last line of defense. Cybersecurity training and awareness doesn’t need to be difficult or boring. Training and awareness is needed to help mitigate these internal risks. Our customers rely on engaging content at the human level, which helps to change behavior at the employee-level. We’re excited to join forces with Mimecast to help customers build a stronger cyber resilience strategy that includes robust content, risk scoring and real-world attack simulation—going way beyond basic security awareness capabilities.”

About Mimecast

Mimecast (NASDAQ: MIME) makes business email and data safer for thousands of customers and their millions of employees worldwide. Founded in 2003, the company’s next-generation cloud-based security, archiving and continuity services protect email and deliver comprehensive email risk management.

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Press Contact

Alison Raymond Walsh

Press@Mimecast.com

617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074

Mimecast is either a registered trademark or trademark of Mimecast Services Limited in the United States and/or other countries. Ataata is either a registered trademark or trademark of Ataata, Inc. in the United States and/or other countries. All other products and/or services referenced are trademarks of their respective companies.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the statements relating to the complementary nature and effectiveness of Ataata’s solutions, the future financial impact of the acquisition, including but not limited to the expenses associated with the transaction and future projected revenue from Ataata’s solution offering, and the overall impact of the acquisition of Ataata on Mimecast’s business and operations, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.